AVT, Inc. Files for Court Protection Under Chapter 11

Company expects to continue “Business as Usual”
while reorganizing and developing future growth strategies

Los Angeles, CA. May 4, 2015.  AVT, Inc. (OTC Markets: AVTC) (www.autoretail.com), a leading manufacturer of automated retailing systems and custom vending machines, announced today that they have commenced a voluntary filing for restructuring and court protection under Chapter 11 of the United States Bankruptcy Code. AVT expects the court will authorize the company to conduct business as usual while it develops a reorganization plan.

AVT management states that the company’s core vending and automated retailing business remains strong, and that the filing is related to past attempts at diversification into unrelated businesses.

AVT management believes that the filing will allow the company to not only continue operations, but to emerge on an even stronger footing, with a solid foundation for future success.

Wayne Salvino, the newly installed president of AVT, said that the company has a strong and fundamentally sound business, and that the filing does not mean that AVT is going out of business.

“We are convinced that the rehabilitative process of chapter 11 is the best way to protect our company and provide a path to future success,” Salvino commented. “We remain committed to our roots in developing patentable and proprietary technologies, and plan to continue to operate as an innovative leader in the automated retailing industry.”

The company indicated that it expects to provide additional details with respect to the filing as they become available.

ABOUT AVT:

AVT is a leader in technology-driven, customized self-service solutions. From kiosks and custom vending systems, to automated product storage and sales, AVT’s proprietary and patented technologies power an impressive portfolio of products and services. AVT has won numerous awards for their creative vending designs, and is credited with being one of the prime innovators in the automated retailing and vending industries.

AVT is publicly traded, ticker: AVTC.

Forward-Looking Statements

Some of the information in this press release relates to future expectations, plans and prospects for the Company's business that constitute "forward-looking statements" for the purposes of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995.  In some cases, forward-looking statements can be identified by terminology such as "may," "will," "could," "should," "expects," "plan," "project," "intend," "anticipate," "believe," "estimate," "predict," "potential," "pursue," "can," "continue," or other comparable terminology.  Forward-looking statements include, but are not limited to the following: “the Company expects to continue business as usual,” the filing “can put the company on a stronger footing, while maintaining operations and identifying new growth opportunities,” and “the rehabilitative process of chapter 11 is the best way to protect our company and provide a path to future success.” Statements of management's expectations, including its ability to successfully restructure, and the ability to address important issues in an orderly way and to make the Company stronger and more competitive are based on current assumptions and expectations.  No assurance can be made that these events will come to fruition.  Factors that could affect our results include, but are not limited to: (i) the ability of the Company and its subsidiaries to continue as a going concern, (ii) the ability of the Company and its subsidiaries to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 cases, (iii) the ability of the Company to develop and consummate the plans of reorganization with respect to the Chapter 11 case, and (iv) the effects of the bankruptcy filing on the Company and the interests of various creditors, equity holders and other constituents. Statements in this press release should be evaluated in light of these important factors. The statements in this press release represent AVT, Inc’s expectations and beliefs as of the date of this press release. AVT, Inc. is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise.

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